Exhibit 99.1

   FREDERICK COUNTY BANCORP, INC. REPORTS RESULTS FOR THE SECOND QUARTER 2005

    FREDERICK, MD., July 15 /PRNewswire-FirstCall/ -- Frederick County Bancorp, Inc. (the "Company") (OTC Bulletin Board: FCBI), the parent company for Frederick County Bank, announced today that, as of June 30, 2005, after slightly more than three and a half years in operation, assets stood at $190.4 million, with deposits of $174.4 million and loans of $148.5 million. For the quarter ended June 30, 2005 the Company recorded a net profit of $400,000 and diluted earnings per share of $0.26, which compares favorably to the net profit of $313,000 and diluted earnings per share of $0.21 recorded for the second quarter of 2004. Also the Company earned $916,000 with diluted earnings per share of $0.60 for the first half of 2005 that exceeded the $602,000 in earnings and diluted earnings per share of $0.40 for the same period in 2004.

SOURCE  Frederick County Bancorp, Inc.
    -0-                             07/15/2005
    /CONTACT: William R. Talley, Jr., Executive Vice President and Chief Financial Officer of Frederick County Bancorp, Inc., +1-240-529-1507/
    /Web site:  http://www.frederickcountybank.com /